UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) October 13, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

As previously disclosed, on October 26, 2009, FairPoint Communications, Inc. (the “Company”) and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-16335) (collectively, the “Chapter 11 Cases”).  On May 10, 2010, the Company filed Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as further modified, supplemented or amended, the “Plan”) with the Bankruptcy Court.  On July 8, 2010, the Plan Support Agreement (the “Plan Support Agreement”), which the Company had entered into on October 25, 2009 with certain secured lenders (the “Consenting Lenders”) under the Company’s $2.03 billion pre-petition secured credit facility (the “Pre-petition Credit Facility”), expired by its terms and was not renewed or extended.  The Plan Support Agreement had obligated the Consenting Lenders to, subject to the terms and conditions of the Plan Support Agreement, support the Plan.

On October 13, 2010, the Company and certain secured lenders holding approximately 48% of the outstanding debt under the Pre-petition Credit Facility (the “New Consenting Lenders”) entered into a letter agreement (the “Letter Agreement”).  Pursuant to the Letter Agreement, the New Consenting Lenders have agreed, subject to the terms and conditions contained in the Letter Agreement, to support the Plan and any supplemental documents, all as modified by and incorporating terms consistent with, the terms contained in the Term Sheet Regarding Modifications to FairPoint DIP and Exit Facilities and Plan of Reorganization Matters (the “Term Sheet”), which is attached as an exhibit to the Letter Agreement.  The Letter Agreement (including the Term Sheet) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, by their execution of the Letter Agreement, certain of the New Consenting Lenders have agreed to provide the Exit Revolving Loan (as defined herein) substantially on the terms and conditions set forth in the Exit Credit Agreement (as defined herein), subject to (i) the modifications and amendments to the Exit Credit Agreement set forth in the Term Sheet, (ii) other modifications and amendments to the Exit Credit Agreement reasonably agreed to by the Company and such New Consenting Lenders (each acting in good faith), and (iii) there not occurring any Termination Event (as defined in the Letter Agreement) which has not been waived by the New Consenting Lenders.

Term Sheet

The following summary of the Term Sheet is not a complete description of the Term Sheet and is qualified in its entirety by reference to the full text of the Term Sheet, which is attached as an exhibit to the Letter Agreement.

DIP Credit Agreement

On August 30, 2010, the Debtor-in-Possession Credit Agreement that the Company and FairPoint Logistics, Inc. (“Logistics,” and together with the Company, the “DIP Borrowers”) entered into with certain financial institutions (the “DIP Lenders”) and Bank of America, N.A., as the administrative agent for the DIP Lenders (in such capacity, the “DIP Administrative

Agent”), dated as of October 27, 2009 (as amended, the “DIP Credit Agreement”), was amended (the “DIP Amendment”) to extend the maturity date of the DIP Credit Agreement (the “DIP Maturity Date”) to October 26, 2010.

The Term Sheet contemplates that the DIP Credit Agreement will be amended to provide for, among other things, the extension of the DIP Maturity Date from October 26, 2010 until January 31, 2011, which date may be further extended for up to an additional two months with the consent of the Required Lenders (as defined in the DIP Credit Agreement) for no additional fee, and the immediate elimination of the financial covenants contained in the DIP Credit Agreement for the remaining term of the DIP Credit Agreement, subject to further negotiation if the term of the DIP Credit Agreement is extended beyond January 31, 2011.  In addition, the Company has agreed to pay a fee equal to 0.5% of the total commitment under the DIP Credit Agreement on October 26, 2010 relating to the extension of the DIP Maturity Date and related amendments.

Exit Credit Agreement

Among other things, the Term Sheet contemplates the following modifications to the senior secured credit facilities (the “Exit Credit Agreement”) the Company and Logistics will enter into with a syndicate of lenders and Bank of America, N.A., as the administrative agent for such lenders, on the effective date of the Plan (the “Effective Date”), the form of which was filed with the Bankruptcy Court on May 7, 2010 in a supplement to the Plan (as modified, supplemented or amended, the “Plan Supplement”):

•                  first lien priority and payment waterfall priority for the $75,000,000 revolving loan facility (the “Exit Revolving Loan”) and second lien priority for the Term Loan (as defined in the Exit Credit Agreement);

•                  payment of a commitment fee equal to 2.0% of the Exit Revolving Loan commitment on the Effective Date;

•                  on or prior to the third anniversary of the Effective Date, the Company may elect in its sole discretion, but subject to the absence of Events of Default under and as defined in the Exit Credit Agreement, to extend the maturity of the Exit Revolving Loan past three years upon payment of a continuation fee equal to 1.0% of the Exit Revolving Loan commitment amount (as it exists on the Effective Date) on the third anniversary of the Effective Date;

•                  on or prior to the fourth anniversary of the Effective Date, the Company may elect in its sole discretion, but subject to the absence of Events of Default under and as defined in the Exit Credit Agreement, to extend the maturity of the Exit Revolving Loan past four years upon payment of a continuation fee equal to 1.0% of the Exit Revolving Loan commitment amount (as it exists on the Effective Date) on the fourth anniversary of the Effective Date;

•                  modified Consolidated Total Leverage Ratio and Consolidated Interest Coverage Ratio (each as defined in the Exit Credit Agreement) maintenance tests and corresponding changes to the Consolidated Senior Leverage Ratio incurrence test;

•                  modified annual limits on the Company’s Capital Expenditures (as defined in the Exit Credit Agreement);

•                  a modified amortization schedule; and

•                  modified definitions of Consolidated EBITDAR and Excess Cash Flow.

LTIP

Among other things, the Term Sheet contemplates the following modifications to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “LTIP”), the form of which was filed with the Bankruptcy Court on April 23, 2010 in the Plan Supplement:

•                  a strike price floor for options to purchase shares of the Company’s new common stock, par value $0.01 per share (the “New Common Stock”), awarded on the Effective Date to be calculated using a $1.5 billion enterprise value for the Company; and

•                  modification of the terms for vesting of awards under the LTIP upon a without cause termination.

Success Bonus Plan

Among other things, the Term Sheet contemplates a modification to the FairPoint Communications, Inc. 2010 Success Bonus Plan (the “Success Bonus Plan”), the form of which was filed with the Bankruptcy Court on April 23, 2010 with the Plan Supplement, to cap total payouts under the Success Bonus Plan at $1.8 million.

Litigation Trust Agreement

The Term Sheet contemplates the following modifications to the FairPoint Litigation Trust Agreement, the form of which was filed with the Bankruptcy Court as an exhibit to the Plan, and the corresponding provisions of the Plan: (i) removal of references to the Litigation Trust Board, (ii) inclusion of appropriate governance provisions with respect to the Litigation Trustee, (iii) an extension of the term of the Litigation Trust Agreement to five years and (iv) inclusion of a provision permitting the Litigation Trustee to request additional funding for the Litigation Trust from the Company following the Effective Date; provided, that (a) any such additional funding will be subject to the approval of the Company’s post-Effective Date board of directors (the “New Board”) in its sole discretion, (b) after giving effect to such additional funding, the Company’s cash on hand may not be less than $20,000,000 (after taking into account the cash distributions to be made pursuant to the Plan as modified) and (c) no proceeds of any borrowings under the Exit Revolving Loan may be used to fund such additional funding.

New Board

The Term Sheet contemplates that the provisions in the Plan relating to the New Board will be modified to provide for an eight member board, with Edward D. Horowitz serving as Chairman.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated as of October 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and
Chief Financial Officer

Date:  October 19, 2010